PREFERRED APARTMENT COMMUNITIES®

Second Quarter 2015
Supplemental Financial Data

VENUE AT LAKEWOOD RANCH A PREFERRED APARTMENT COMMUNITY

SARASOTA, FL

Second Quarter 2015

Table of Contents

Company Profile……………………………………………………………………………    3
Financial Summary of the Second Quarter 2015……………………………………………4
2015 Guidance………………………………………………………………………………4
Highlights of the Second Quarter 2015 and Subsequent Events……………………………4
Consolidated Statements of Operations ……………………………………………………6
Reconciliation of Funds From Operations Attributable to Common Stockholders and
Unitholders, Normalized Funds From Operations Attributable to Common
Stockholders and Unitholders, and Adjusted Funds From Operations Attributable
to Common Stockholders and Unitholders to Net (Loss) Income Attributable
to Common Stockholders …………………………………………………………………7

Notes to Reconciliation of Funds From Operations Attributable to Common
Stockholders and Unitholders, Normalized Funds From Operations Attributable
to Common Stockholders and Unitholders, and Adjusted Funds From Operations
Attributable to Common Stockholders and Unitholders to Net (Loss) Income
Attributable to Common Stockholders ……………………………………………………8

Consolidated Balance Sheets ………………………………………………………………9

Consolidated Statements of Cash Flows …………………………………………………10

Real Estate Loan Portfolio, ……………………………………… ………………………11

Capital Expenditures, Multifamily Occupancy……………………………………………12

Retail Portfolio ……………………………………………………………………………13

Multifamily Same Store Financial Data……………………………………………………13

Definitions of Non-GAAP Measures………………………………………………………15

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Preferred Apartment Communities, Inc.                                  Page 2
Supplemental Financial Data

Second Quarter 2015

Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. (NYSE: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets in other real estate related investments, such as grocery-anchored necessity retail shopping centers, as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At June 30, 2015, the Company was the approximate 98.8% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011.

Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2014 that was filed with the Securities and Exchange Commission, or SEC, on March 16, 2015, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed after March 16, 2015 and from time to time with the SEC.

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Preferred Apartment Communities, Inc.                                  Page 3
Supplemental Financial Data

Second Quarter 2015

Financial Summary of the Second Quarter 2015
(See Definitions of Non-GAAP Measures on page 14)

	Three months ended:		Change inc (dec):
	6/30/2015	6/30/2014	Amount	Percentage

Revenues	$24,088,827	$12,065,190	$12,023,637	99.7%

FFO	$4,213,904	$4,091,323	$122,581	3.0%

FFO per share (1)	$0.19	$0.25	$(0.06)	(24.0)%

Acquisition costs and other adjustments	1,813,994	162,364	$1,651,630	1,017.2%

NFFO	$6,027,898	$4,253,687	$1,774,211	41.7%

NFFO per share (1)	$0.27	$0.26	$0.01	3.8%

AFFO (plus preferred dividends)	$10,743,495	$5,012,112	$5,731,383	114.4%
Preferred dividends	(4,090,557)	(1,600,779)
AFFO	$6,652,938	$3,411,333	$3,241,605	95.0%

AFFO per share (1)	$0.30	$0.21	$0.09	42.9%

Dividends per share of Common Stock	$0.18	$0.16	$0.02	12.5%

Cash flow from operations	$10,562,240	$5,464,093	$5,098,147	93.3%

Total assets	$909,057,804	$381,061,264	$527,996,540	138.6%
Weighted average shares of Common Stock
and Units outstanding	22,496,023	16,425,966

(1)“Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 7 and 15.

2015 Guidance: (1)

NFFO Guidance -	We currently project NFFO to be in the range of $1.13 - $1.17 per share for the full year 2015.

Highlights of the Second Quarter 2015 and Subsequent Events

•
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, or NFFO, was $6,027,898, or $0.27 per share for the second quarter 2015, compared to $4,253,687, or $0.26 per share for the second quarter 2014.

•
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, was $6,652,938, or $0.30 per share for the second quarter 2015, an increase of 43% on a per share basis from our AFFO result of $3,411,333, or $0.21 per share for the second quarter 2014. AFFO is calculated after deductions for all preferred dividends.

•
As of June 30, 2015, our total assets were approximately $909.1 million, an increase of approximately $528.0 million, or 139% compared to our total assets of approximately $381.1 million at June 30, 2014.

•	Total revenues for the second quarter 2015 were approximately $24.1 million, an increase of approximately $12 million, or 100%, compared to approximately $12.1 million for the second quarter 2014.

•
Cash flow from operations for the second quarter 2015 was approximately $10.6 million, an increase of approximately $5.1 million, or 93%, compared to approximately $5.5 million for the second quarter 2014.

•	Our Common Stock dividend of $0.18 per share for the second quarter 2015 represents an approximately 11.1% growth rate on an annualized basis since June 30, 2011.

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Preferred Apartment Communities, Inc.                                  Page 4
Supplemental Financial Data

Second Quarter 2015

•	At June 30, 2015, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was 53.1%.

•	For the second quarter 2015, our average multifamily physical occupancy was 95.1%. Our retail portfolio was 95.6% leased as of June 30, 2015.

•
For the second quarter 2015, our NFFO payout ratio to our Common Stockholders and Unitholders was approximately 67% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 61%. (2)

•
For the second quarter 2015, our NFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 40% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 38%.

•
On April 9, 2015, we converted our bridge loan to a real estate loan of up to approximately $15.6 million to partially finance a planned 732-bed student housing project located in Lubbock, Texas. The loan pays current monthly interest of 8.5% per annum and accrues deferred interest of 5% per annum.

•
On April 17, 2015, we originated a bridge loan of up to $2.9 million to fund predevelopment costs for a proposed 542-bed student housing project adjacent to the University of South Florida in Tampa, Florida. The loan pays current monthly interest of 10.0% per annum.

•
On May 1, 2015, we originated a real estate loan of up to approximately $15.5 million to partially finance a planned 840-bed student housing project located adjacent to Baylor University in Waco, Texas. The loan pays current monthly interest of 8.5% per annum and accrues deferred interest of 5.0% per annum.

•	On May 21, 2015, we acquired a 237-unit multifamily community located in Sarasota, Florida.

•
On June 15, 2015, we increased the loan amount of our Encore real estate loan by $4 million to approximately $20 million, added an accrued rate of 8.66% effective April 1, 2015 and extended the maturity date to August 15, 2015.

•	On June 24, 2015, we acquired a 308-unit multifamily community located in Naples, Florida.

•	On June 26, 2015, our Common Stock was added to the Russell 2000 and Russell 3000 market indexes.

•	On June 30, 2015, we acquired a 284-unit multifamily community located in Charlotte, North Carolina.

•
With the closing of the acquisitions referenced above, we own 15 multifamily properties comprising 4,675 units. Upon completion of all the projects partially financed by our real estate loan portfolio and assuming the exercise of all potential purchase options, we would own 17 additional multifamily communities, including six student housing communities, comprising 4,176 additional units.

•
On July 1, 2015, we converted our bridge loan to a mezzanine loan of up to approximately $59.1 million to partially finance a planned multifamily community located in Irvine, California. The loan pays current monthly interest of 8.5% per annum and accrues deferred interest of 7.5% per annum.

•	On July 1, 2015, we acquired a grocery-anchored necessity retail shopping center comprised of approximately 140,000 square feet of gross leasable area in Plano, Texas, a northern suburb of Dallas.

•	On July 17, 2015, we transferred the listing of our Common Stock from the NYSE MKT to the New York Stock Exchange, or NYSE.

•	On July 31, 2015, we acquired a 395-unit multifamily community located in San Antonio, Texas.

(1)“Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 7 and 15.
(2)     We calculate the NFFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to NFFO or AFFO, respectively. We calculate the NFFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and NFFO or AFFO, respectively. See Definitions of Non-GAAP Measures on page 15.

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Preferred Apartment Communities, Inc.                                  Page 5
Supplemental Financial Data

Second Quarter 2015

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)
	Three months ended June 30,
	2015	2014
Revenues:
Rental revenues (See note 1)	$14,720,482	$6,044,732
Other property revenues	2,157,800	760,666
Interest income on loans and notes receivable	5,582,871	4,492,153
Interest income from related party	1,627,674	767,639
Total revenues	24,088,827	12,065,190

Operating expenses:
Property operating and maintenance	2,545,578	960,985
Property salary and benefits reimbursement to related party	1,308,832	609,104
Property management fees	655,139	268,674
Real estate taxes	2,327,472	730,264
General and administrative	463,298	232,765
Equity compensation to directors and executives	577,543	445,924
Depreciation and amortization	7,927,849	3,296,780
Acquisition and pursuit costs	669,342	162,364
Acquisition fees to related party	1,098,471	—
Asset management fees to related party	1,570,956	731,521
Insurance, professional fees, and other expenses	644,202	417,939

Total operating expenses	19,788,682	7,856,320
Asset and property management fees deferred	(809,159)	—

Net operating expenses	18,979,523	7,856,320
Operating income	5,109,304	4,208,870
Interest expense	4,688,468	1,784,398

Net income	420,836	2,424,472
Consolidated net (income) attributable
to non-controlling interests (See note 2)	(4,276)	(20,366)

Net income attributable to the Company	416,560	2,404,106

Dividends declared to Series A preferred stockholders	(4,090,557)	(1,600,779)
Earnings attributable to unvested restricted stock	(5,424)	(6,274)

Net (loss) income attributable to common stockholders	$(3,679,421)	$797,053

Net (loss) income per share of Common Stock available to Common Stockholders:
Basic	$(0.17)	$0.05
Diluted	$(0.17)	$0.05

Dividends per share declared on Common Stock	$0.18	$0.16
Weighted average number of shares of Common Stock outstanding:
Basic	22,215,663	16,287,354
Diluted	22,215,663	16,421,351

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Preferred Apartment Communities, Inc.                                  Page 6
Supplemental Financial Data

Second Quarter 2015

Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders,
Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and
Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders
to Net (Loss) Income Attributable to Common Stockholders (A)

		Three months ended:
		6/30/2015	6/30/2014

Net (loss) income attributable to common stockholders		$(3,679,421)	$797,053

Add:	Income attributable to non-controlling interests (See note 2)	4,276	20,366
	Depreciation of real estate assets	6,132,444	2,719,268
	Amortization of acquired real estate intangible assets	1,756,605	554,636

Funds from operations attributable to common stockholders and Unitholders		4,213,904	4,091,323

Add:	Acquisition and pursuit costs	1,767,813	162,364
	Loan cost amortization on acquisition Term Note (See note 3)	46,181	—

Normalized funds from operations attributable to common stockholders and Unitholders		6,027,898	4,253,687

	Non-cash equity compensation to directors and executives	577,543	445,924
	Amortization of loan closing costs (See note 4)	307,114	123,641
	Depreciation/amortization of non-real estate assets	38,800	22,876
	Net loan fees received (See note 5)	349,643	332,902
	Deferred interest income received (See note 6)	1,926,880	288,990
Less:	Non-cash loan interest income (See note 5)	(2,046,750)	(1,831,986)
	Abandoned pursuit costs	—	(56,626)
	Amortization of acquired real estate intangible liabilities (See note 7)	(184,541)	(11,954)
	Normally recurring capital expenditures (See note 8)	(343,649)	(156,121)

Adjusted funds from operations attributable to common stockholders and Unitholders		$6,652,938	$3,411,333

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$4,012,322	$2,658,212
	Distributions to Unitholders (See note 2)	50,465	21,509
	Total	$4,062,787	$2,679,721

Common Stock dividends and Unitholder distributions per share		$0.18	$0.16

FFO per weighted average basic share of Common Stock and Unit		$0.19	$0.25
NFFO per weighted average basic share of Common Stock and Unit		$0.27	$0.26
AFFO per weighted average basic share of Common Stock and Unit		$0.30	$0.21
Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	22,215,663	16,287,354
	Class A Units	280,360	138,612
	Common Stock and Class A Units	22,496,023	16,425,966

	Diluted: (B)
	Common Stock and Class A Units	22,961,379	16,559,963

Actual shares of Common Stock outstanding, including 30,133 and 39,216 unvested shares
of restricted Common Stock at June 30, 2015 and 2014, respectively		22,307,057	16,675,575
Actual Class A Units outstanding		280,360	145,011
	Total	22,587,417	16,820,586

(A) Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. The Unitholders were granted awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. The Class A Units collectively represent an approximate 1.25% weighted average non-controlling interest in the Operating Partnership for the three-month period ended June 30, 2015.

(B) Since our NFFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders on page 8.

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Preferred Apartment Communities, Inc.                                  Page 7
Supplemental Financial Data

Second Quarter 2015

Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders

1)
Rental and other property revenues and expenses for the three-month period ended June 30, 2015 include activity for the Spring Hill Plaza, Parkway Town Centre, Deltona Landings, Powder Springs, Kingwood Glen, Parkway Centre, Barclay Crossing, Sweetgrass Corner and Salem Cove grocery-anchored necessity retail shopping centers, and the Enclave, Sandstone, Stoneridge, Vineyards, Cypress and Northpointe multifamily communities, as well as partial periods of results for the Lakewood multifamily community from the date of acquisition of May 21, 2015. No results of operations were recorded for the Aster at Lely and CityPark View properties for the three-month period ended June 30, 2015 since they were acquired on June 24, 2015 and June 30, 2015, respectively. The results of operations for Aster Lely since the acquisition date were deemed immaterial to the three-month and six-month periods ended June 30, 2015. Rental and other property revenues and expenses for the three-month period ended June 30, 2014 do not include results for these properties as they were acquired subsequent to June 30, 2014.

2)
Non-controlling interests in our Operating Partnership consisted of a total of 280,360 Class A Units as of June 30, 2015, which were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 1.25% and 0.84% for the three-month periods ended June 30, 2015 and 2014, respectively.

3)
We incurred loan closing costs of approximately $97,000 on our $32 million acquisition term loan facility with Key Bank National Association, or Term Loan, which were deferred and are being amortized over the life of the loan. Since the Term Loan was entered into for the express purpose of partially financing the acquisitions of the Avenues at Cypress and Avenues at Northpointe multifamily communities on February 13, 2015, this amortization expense is similar in character to an acquisition cost and is therefore an additive adjustment in the calculation of NFFO. The Term Loan was repaid in full on May 12, 2015.

4)
We incurred loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities and retail assets, and also for occasional amendments to our $50 million revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are being amortized over the lives of the respective mortgage loans and the Revolving Line of Credit, and the non-cash amortization expense is an addition to NFFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At June 30, 2015, aggregate unamortized loan costs were approximately $6.2 million, which will be amortized over a weighted average remaining loan life of approximately 5.5 years as of that date.

5)
We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received in excess of amortization income, after the payment of acquisition fees to Preferred Apartment Advisors, LLC, our Manager, are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from NFFO in the calculation of AFFO.

6)
The Company records deferred interest revenue on certain of its real estate loans. These adjustments reflect the receipt in the three month periods ended June 30, 2015 and 2014 of interest income earned and accrued prior to the periods presented on various real estate loans.

7)
This adjustment reflects the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for retail assets. The adjustment for the three-month period ended June 30, 2015 pertains to the acquisition of the grocery-anchored necessity shopping centers. The adjustment for the three-month period ended June 30, 2014 pertains to the acquisition of the Woodstock Crossing retail asset. At June 30, 2015, the balance of unamortized below-market lease intangibles was approximately $5.5 million, which will be recognized over a weighted average remaining lease period of approximately 9 years.

8)
We deduct from NFFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures, which totaled $549,489 and $218,409 for the three-month periods ended June 30, 2015 and 2014, respectively.

See Definitions of Non-GAAP Measures beginning on page 15.

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Preferred Apartment Communities, Inc.                                  Page 8
Supplemental Financial Data

Second Quarter 2015

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30, 2015	December 31, 2014

Assets
Real estate
Land	$101,459,935	$79,272,457
Building and improvements	530,717,376	377,030,987
Tenant improvements	3,233,074	3,240,784
Furniture, fixtures, and equipment	66,774,203	36,864,668
Construction in progress	1,119,925	66,647
Gross real estate	703,304,513	496,475,543
Less: accumulated depreciation	(37,878,154)	(26,388,066)
Net real estate	665,426,359	470,087,477
Real estate loans, net	131,930,572	128,306,697
Real estate loans to related party, net	38,851,014	24,924,976
Total real estate and real estate loans, net	836,207,945	623,319,150

Cash and cash equivalents	6,868,542	3,113,270
Restricted cash	7,538,851	4,707,865
Notes receivable	7,702,675	14,543,638
Note receivable and revolving line of credit to related party	16,991,074	14,153,922
Accrued interest receivable on real estate loans	8,935,008	8,038,447
Acquired intangible assets, net of amortization	12,268,938	12,702,980
Deferred loan costs	95,060	79,563
Deferred offering costs	6,488,692	6,333,763
Tenant receivables and other assets	5,961,019	4,390,309

Total assets	$909,057,804	$691,382,907

Liabilities and equity
Liabilities
Mortgage notes payable, principal amount	$490,673,181	$354,418,668
Less: deferred loan costs, net of amortization	(6,223,289)	(5,027,505)
Mortgage notes payable, net of deferred loan costs	484,449,892	349,391,163
Revolving credit facility	—	24,500,000
Real estate loan participation obligation	11,954,879	7,990,798
Accounts payable and accrued expenses	8,419,564	4,941,703
Accrued interest payable	1,166,895	1,116,750
Dividends and partnership distributions payable	5,542,250	4,623,246
Acquired below market lease intangibles, net of amortization	5,511,501	5,935,931
Security deposits and other liabilities	1,819,960	1,301,442
Total liabilities	518,864,941	399,801,033

Commitments and contingencies

Equity
Stockholder's equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 1,050,000 shares authorized; 314,235 and 193,334 shares issued; 312,308 and 192,846
shares outstanding at June 30, 2015 and December 31, 2014, respectively	3,123	1,928
Common Stock, $0.01 par value per share; 400,066,666 shares authorized;
22,276,924 and 21,403,987 shares issued and outstanding at June 30, 2015
and December 31, 2014, respectively	222,769	214,039
Additional paid-in capital	399,690,049	300,576,349
Accumulated deficit	(11,636,522)	(11,297,852)
Total stockholders' equity	388,279,419	289,494,464
Non-controlling interest	1,913,444	2,087,410
Total equity	390,192,863	291,581,874

Total liabilities and equity	$909,057,804	$691,382,907

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Preferred Apartment Communities, Inc.                                  Page 9
Supplemental Financial Data

Second Quarter 2015

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
	2015	2014
Operating activities:
Net (loss) income	$(344,093)	$5,220,313
Reconciliation of net (loss) income to net cash provided by operating activities:
Depreciation expense	11,507,799	4,631,503
Amortization expense	4,365,478	973,803
Amortization of above and below market leases	(341,328)	(32,940)
Deferred fee income amortization	(367,406)	(592,308)
Deferred loan cost amortization	700,833	264,300
(Increase) in accrued interest income on real estate loans	(896,557)	(2,232,532)
Equity compensation to executives and directors	1,167,851	890,146
Deferred cable income amortization	(9,872)	(9,138)
Loss on asset disposal	—	2,804
Changes in operating assets and liabilities:
Decrease in tenant receivables and other assets	9,405	227,993
Increase in accounts payable and accrued expenses	2,136,764	1,205,655
Increase (decrease) in accrued interest payable	50,145	40,930
Increase (decrease) in prepaid rents	275,169	(58,842)
Increase in security deposits and other liabilities	44,055	41,172
Net cash provided by operating activities	18,298,243	10,572,859

Investing activities:
Investment in real estate loans	(46,515,765)	(25,201,346)
Repayments of real estate loans	18,772,024	2,110,609
Notes receivable issued	(3,044,871)	(6,713,545)
Notes receivable repaid	9,897,319	1,328,465
Note receivable issued to and draws on line of credit by related party	(8,413,133)	(7,337,953)
Repayments of line of credit by related party	5,198,392	1,912,520
Acquisition fees received on real estate loans	1,138,713	687,378
Acquisition fees paid on real estate loans	(569,356)	(343,689)
Acquisition fees paid to real estate loan participants	(24,665)	—
Acquisition of properties	(199,211,216)	(5,701,393)
Additions to real estate assets - improvements	(1,656,383)	(996,571)
Increase in deposits on acquisitions	(1,288,375)	4,773
Decrease (increase) in restricted cash	(1,855,932)	(583,994)
Net cash used in investing activities	(227,573,248)	(40,834,746)

Financing activities:
Proceeds from mortgage notes payable	137,688,000	13,357,000
Payment for mortgage extinguishment	(1,433,487)	(13,056,050)
Payments for deposits and other mortgage loan costs	(1,987,114)	(701,664)
Proceeds from real estate loan participants	3,712,031	—
Proceeds from lines of credit	71,900,000	19,283,306
Payments on lines of credit	(96,400,000)	(11,390,000)
Proceeds from term loan	32,000,000	—
Repayment of the term loan	(32,000,000)	—
Proceeds from sales of units, net of offering costs and redemptions	109,370,013	23,342,536
Proceeds from sales of common stock	5,381,848	9,513,500
Common stock dividends paid	(7,548,190)	(4,905,466)
Preferred stock dividends paid	(6,684,424)	(2,896,958)
Distributions to non-controlling interests	(74,440)	(53,670)
Payments for deferred offering costs	(893,960)	(1,733,448)
Net cash provided by financing activities	213,030,277	30,759,086

Net increase (decrease) in cash and cash equivalents	3,755,272	497,199
Cash and cash equivalents, beginning of period	3,113,270	9,180,431
Cash and cash equivalents, end of period	$6,868,542	$9,677,630

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Preferred Apartment Communities, Inc.                                  Page 10
Supplemental Financial Data

Second Quarter 2015

Real Estate Loans

			Total units upon	Loan balance at June 30,	Total loan	Purchase option window		Purchase
Project/Property	(1)	Location	completion	2015 (2)	commitments	Begin	End	option price

Crosstown Walk		Tampa, FL	342	$10,942,039	$10,962,000	7/1/2016	12/31/2016	$39,654,273
City Vista		Pittsburgh, PA	272	14,808,115	16,107,735	2/1/2016	5/31/2016	43,560,271
Overton Rise		Atlanta, GA	294	16,445,290	16,600,000	7/8/2016	12/8/2016	51,500,000
Haven West	(3)	Atlanta, GA	160	6,765,184	6,940,795	8/1/2016	1/31/2017	26,138,466
Haven 12	(4)	Starkville, MS	152	5,762,272	6,116,384	9/1/2016	11/30/2016	(5)
Founders' Village		Williamsburg, VA	247	9,836,101	10,346,000	2/1/2016	9/15/2016	44,266,000
Encore	(6)	Atlanta, GA	340	18,979,454	20,026,525	N/A	N/A	N/A
Palisades	(7)	Northern VA	304	16,062,084	17,270,000	3/1/2017	7/31/2017	(5)
Fusion	(8)	Irvine, CA	280	23,500,682	23,600,000	N/A	N/A	N/A
Green Park	(7)	Atlanta, GA	310	7,358,305	13,464,372	11/1/2017	2/28/2018	(5)
Stadium Village	(7,9)	Atlanta, GA	198	13,221,023	13,424,995	9/1/2016	11/30/2016	(5)
Summit Crossing III		Atlanta, GA	172	4,890,691	7,246,400	8/1/2017	11/30/2017	(5)
Crosstown Walk II	(10)	Tampa, FL	180	2,240,000	2,240,000	N/A	N/A	N/A
Aldridge at Town Village		Atlanta, GA	300	6,867,809	10,975,000	11/1/2017	2/28/2018	(5)
18 Nineteen	(11)	Lubbock, TX	217	4,595,919	15,598,352	10/1/2017	12/31/2017	(5)
Haven South	(12)	Waco, TX	250	5,629,671	15,445,668	10/1/2017	12/31/2017	(5)
Haven Tampa	(13)	Tampa, FL	158	2,876,947	2,900,000	N/A	N/A	N/A

			4,176	$170,781,586	$209,264,226

	(1)	All loans are mezzanine loans pertaining to developments of multifamily communities, except as otherwise indicated.
	(2)	Loan balances are presented net of any associated deferred revenue related to loan fees.
	(3)	Completed 160-unit, 568-bed student housing community adjacent to the campus of the University of West Georgia.
	(4)	Mezzanine loan in support of a completed 152-unit, 536-bed student housing community adjacent to the campus of Mississippi State University.
	(5)	The purchase price is to be calculated based upon market cap rates at the time of exercise of the purchase option, with discounts ranging from between 20 and 60 basis points, depending on the loan.
	(6)	Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Atlanta, Georgia.
	(7)	Loan balance includes 25% loan participation by an unrelated third party syndicate of lenders.
	(8)
Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Irvine, California. On July 1, 2015, this loan was converted to a mezzanine loan with a loan commitment amount of approximately $59.1 million.

	(9)	Mezzanine loan in support of a completed 198-unit, 792-bed student housing community adjacent to the campus of Kennesaw State University in Atlanta, Georgia.
	(10)	Bridge loan to partially finance the acquisition of land and predevelopment costs for a second phase adjacent to the Crosstown Walk multifamily community development in Tampa, Florida.
	(11)
Loan investment of up to approximately $15.6 million in support of a planned 217-unit, 732-bed student housing community adjacent to the campus of Texas Tech University, which replaced an existing bridge loan on April 9, 2015.

	(12)	Loan investment in support of a planned 250-unit, 840-bed student housing community adjacent to the campus of Baylor University in Waco, Texas.
	(13)	Land acquisition loan in support of a planned 158-unit, 542-bed student housing community adjacent to the campus of the University of South Florida in Tampa, Florida.

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Preferred Apartment Communities, Inc.                                  Page 11
Supplemental Financial Data

Second Quarter 2015

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

For the three-month period ended June 30, 2015, our capital expenditures were as follows:

	Nonrecurring capital expenditures			Recurring capital expenditures
	Budgeted at acquisition	Other	Total		Total

Summit Crossing	$—	$6,896	$6,896	$47,580	$54,476
Trail Creek	—	8,784	8,784	36,381	45,165
Stone Rise	—	15,237	15,237	18,246	33,483
Ashford Park	—	17,681	17,681	41,394	59,075
McNeil Ranch	—	7,093	7,093	13,992	21,085
Lake Cameron	—	31,343	31,343	25,607	56,950
Stoneridge	103,510	55	103,565	40,192	143,757
Vineyards	—	—	—	23,916	23,916
Enclave	—	1,506	1,506	29,716	31,222
Sandstone	151,480	552	152,032	40,911	192,943
Cypress	30,675	654	31,329	7,670	38,999
Northpointe	43,959	—	43,959	8,044	52,003
Lakewood Ranch	17,561	—	17,561	—	17,561
Woodstock	—	15,196	15,196	—	15,196
Parkway Town Centre	27,090	—	27,090	—	27,090
Spring Hill Plaza	29,290	3,800	33,090	—	33,090
Salem Cove	29,820	—	29,820	—	29,820
Kingwood Glen	—	7,307	7,307	10,000	17,307

Total	$433,385	$116,104	$549,489	$343,649	$893,138

Multifamily Occupancy

For the three-month period ended June 30, 2015, our average multifamily physical occupancy was 95.1% and our average multifamily economic occupancy was 92.9%. We define multifamily physical occupancy as the number of units occupied divided by total apartment units. We calculate average multifamily economic occupancy by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent. All our multifamily properties are included in this calculation except for properties which are not yet stabilized, which we define as properties having first achieved 92% physical occupancy (Cypress and Northpointe) and properties which are undergoing significant capital projects.

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Preferred Apartment Communities, Inc.                                  Page 12
Supplemental Financial Data

Second Quarter 2015

Retail Portfolio

Our retail portfolio consists of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Anchor tenant

Woodstock Crossing	Atlanta, GA	1994	66,122	92.6%	Kroger
Parkway Town Centre	Nashville, TN	2005	65,587	89.7%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100%	Publix
Barclay Crossing	Tampa, FL	1998	54,958	100%	Publix
Deltona Landings	Orlando, FL	1999	59,966	95.5%	Publix
Kingwood Glen	Houston, TX	1998	103,397	98%	Kroger
Parkway Centre	Columbus, GA	1999	53,088	86.8%	Publix
Powder Springs	Atlanta, GA	1999	77,853	92.8%	Publix
Sweetgrass Corner	Charleston, SC	1999	89,124	100%	Bi-Lo
Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix

			694,021
(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of June 30, 2015, our retail portfolio was 95.6% leased. We define percent leased as the percentage of gross leasable area that is leased, including lease agreements that have been fully executed which have not yet commenced. Details regarding lease expirations (assuming no exercise of tenant renewal options) within our retail assets as of June 30, 2015 were:

	Total retail portfolio
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	1	1,200	0.2%
2015	9	18,110	2.7%
2016	18	27,271	4.1%
2017	21	39,602	6%
2018	17	33,213	5%
2019	11	129,206	19.5%
2020	13	87,349	13.2%
2021	6	14,080	2.1%
2022	1	1,082	0.2%
2023	—	—	—%
2024+	10	312,493	47.0%

	107	663,606

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company’s multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. For the periods presented, same store operating results consist of the operating results of our Trail Creek, Stone Rise, Summit Crossing, Lake Cameron, Ashford Park, and McNeil Ranch communities. Same store net operating income is a non-GAAP measure that is most directly comparable to net income, with a reconciliation following below.

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Preferred Apartment Communities, Inc.                                  Page 13
Supplemental Financial Data

Second Quarter 2015

Same Store Net Operating Income
Trail Creek, Stone Rise, Summit Crossing, Ashford Park, McNeil Ranch, Lake Cameron Multifamily Communities

	Three months ended:		$ inc	% inc
	6/30/2015	6/30/14	(dec)	(dec)
Revenues:
Rental revenues	$6,048,805	$5,896,257	$152,548	2.6%
Other property revenues	717,861	703,256	14,605	2.1%
Total revenues	6,766,666	6,599,513	167,153	2.5%

Operating expenses:
Property operating and maintenance	1,065,772	942,143	123,629	13.1%
Payroll	602,941	609,104	(6,163)	(1.0)%
Property management fees	272,768	262,674	10,094	3.8%
Real estate taxes	690,009	712,306	(22,297)	(3.1)%
Other	253,442	244,475	8,967	3.7%
Total operating expenses	2,884,932	$2,770,702	114,230	4.1%

Same store net operating income	$3,881,734	$3,828,811	$52,923	1.4%

Reconciliation of Same Store Net Operating Income (NOI) to Net (Loss) Income

	Three months ended:
	6/30/15	6/30/14

Same store net operating income	$3,881,734	$3,828,811

Add:
Non-same-store property revenues	10,111,616	190,725
Same-store below market lease amortization	—	15,160
Less:
Non-same-store property operating expenses	4,430,154	49,183
Non-same-store deferred management fees	127,400	—
Property net operating income	9,435,796	3,985,513

Add:
Interest revenues on notes receivable	5,582,871	4,492,153
Interest revenues on related party notes receivable	1,627,674	767,639
Less:
Equity stock compensation	577,543	445,924
Depreciation and amortization	7,927,849	3,296,780
Interest expense	4,688,468	1,784,398
Acquisition costs	669,342	162,364
Acquisition costs to related party	1,098,471	—
Management fees	1,570,956	731,521
Other corporate expenses	502,035	399,846

Asset and property management fees deferred	(809,159)	—

Net income	$420,836	$2,424,472

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Preferred Apartment Communities, Inc.                                  Page 14
Supplemental Financial Data

Second Quarter 2015

Definitions of Non-GAAP Measures

Funds From Operations Attributable to Common Stockholders and Unitholders (FFO)

Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 White Paper on Funds From Operations, which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss:
• excluding impairment charges on and gains/losses from sales of depreciable property;
• plus depreciation and amortization of real estate assets; and
• after adjustments for unconsolidated partnerships and joint ventures.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Normalized Funds From Operations Attributable to Common Stockholders and Unitholders (NFFO)

Normalized FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurs substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions, to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. The Company also adds back any realized losses on debt extinguishment and any non-cash dividends in this calculation. NFFO figures reported by us may not be comparable to those NFFO figures reported by other companies.

We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (AFFO)

AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

NFFO, plus:
• non-cash equity compensation to directors and executives;

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Preferred Apartment Communities, Inc.                                  Page 15
Supplemental Financial Data

Second Quarter 2015

• amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions;
• depreciation and amortization of non-real estate assets;
• net loan fees received; and
• deferred interest income received;

Less:
• non-cash loan interest income;
• cash paid for pursuit costs on abandoned acquisitions;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities; and
• normally-recurring capital expenditures.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Same Store Net Operating Income (NOI)

The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss.

Additional Information

The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC (with respect to the offering of up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, or the Follow-On Offering), or its sales agent, MLV & Co. LLC (with respect to the issuance and offering of up to $100 million of its Common Stock from time to time in an "at the market" offering, or the ATM Offering), will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, or writing to 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

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Preferred Apartment Communities, Inc.                                  Page 16
Supplemental Financial Data

Second Quarter 2015

The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm

The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer
Preferred Apartment Communities, Inc.
lsilverstein@pacapts.com
+1-770-818-4147

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Preferred Apartment Communities, Inc.                                  Page 17
Supplemental Financial Data